                                                                    EXHIBIT 10.5


                          MANAGEMENT SERVICES AGREEMENT

        THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made and entered into as of this _____ day of ____________, 1997, by and between CKE RESTAURANTS, INC., a Delaware corporation ("Manager"), and STAR BUFFET, INC., a Delaware corporation ("STAR").

                                    RECITALS:

        A. Each of the companies listed on Exhibit A attached hereto (individually, an "Operating Company" and collectively the "Operating Companies") is a wholly-owned, direct or indirect subsidiary of STAR. Manager and its subsidiaries employ a staff of administrative and professional personnel that provide for certain administrative support services for certain administrative functions, including, without limitation, management, financial, real estate, purchasing, information technology, employee benefits, human resources and record keeping services (collectively, the "Services"), and Manager incurs expenses incident thereto for the benefit of the Operating Companies and the businesses conducted by them; and

        B. STAR desires to engage Manager to perform such Services for the benefit of STAR and the Operating Companies, and Manager desires to perform such Services, on the terms and provisions hereinafter set forth.

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Engagement. STAR hereby engages Manager to provide those Services requested from time to time by STAR or any Operating Company, and Manager shall endeavor to render to STAR or such Operating Company those Services requested that Manager determines to be of a nature and extent generally performed by Manager and which can be performed by Manager within its authority from its Board of Directors.

        2. Standard of Conduct; Limitation of Liability/Damages. Manager covenants that the Services shall be furnished to STAR and each Operating Company in a professional and diligent manner and in accordance with reasonable requests made by STAR or the Operating Company.

        Notwithstanding the foregoing, Manager shall not be liable for any direct, indirect or consequential damages suffered or incurred by STAR or the Operating Company or to any third party, including, without limitation, lost profits arising from or relating to any breach by Manager of its obligations hereunder absent a finding in a final judgment of a court of competent jurisdiction that such damages proximately resulted from the bad faith, gross negligence or willful misconduct of Manager or its agents. In addition, Manager shall not be liable to STAR or any Operating Company or to any third party on account of any action or omission by Manager relating to its performance of the Services based upon incorrect information supplied by STAR or any Operating Company reasonably relied upon by Manager. Nothing herein contained shall authorize or empower Manager to supervise or manage STAR's personnel or any Operating Company's personnel or to become involved in STAR's or any Operating Company's day-to-day business decisions in the ordinary course of business.

         3. Term. The initial term of this Agreement shall commence on September 15, 1997 and shall continue until midnight on September 15, 2002 (the "Initial Term"). Upon the expiration of the Initial Term and of each succeeding term hereunder, this Agreement shall automatically be renewed for an additional term of one (1) year each unless terminated as herein provided, or unless either party shall provide not less than ninety (90) days written notice prior to the expiration of the Initial Term or any renewal term that such party does not intend to renew this Agreement. Notwithstanding the foregoing, either party may terminate this Agreement at any time (i) if the other party breaches the terms and conditions and does not cure any such breach within thirty (30) days after written notice, or (ii) upon ninety (90) days prior written notice to the other party. The termination of this Agreement by or with respect to one or more Operating Companies shall not terminate this Agreement with respect to any other Operating Company.

        4. Fees for Services.

               (a) In consideration for the Services provided hereunder, STAR agrees to pay to Manager an annual general management fee of $350,000 payable in equal installments ten days following the close of each regular accounting period (each, an "Accounting Period") during the term of this Agreement. Any changes to STAR's current information system or an increase/decrease of 10 units will represent a "significant" change in STAR's operation and upon such significant change, the general management fee will be increased/decreased $25,000. Such management fee may be increased cumulatively not more than 10% per fiscal year at the sole discretion of Manager, effective upon written notice to STAR.

               (b) In addition to the payment of management fees as specified in paragraph 4(a) above, STAR shall reimburse Manager for all non-ordinary, out-of-product expenses incurred by or on behalf of Manager or its affiliates in connection with the Services rendered hereunder, including, without limitation, costs of replacement equipment, travel expenses, year-end employee/accounting reporting matters (for example, Form 1099's, W-2's, etc.), and legal and accounting and other professional fees and expenses. All such expenses which exceed $50,000 must be approved by STAR prior to incurring such expense.

               (c) Manager shall calculate all management fees and expense reimbursements due to Manager for each Accounting Period hereunder, all of which shall be paid by STAR within [30] days after receipt of Manager's invoice.

        5. Representations, Warranties and Covenants of Manager. Manager hereby represents, warrants and covenants to STAR as follows:

               (a) Manager is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own and operate its business as presently conducted.

               (b) Manager has full power and authority to execute, deliver and perform this Agreement. he execution, delivery and performance of this Agreement have been duly authorized by Manager and no other action or proceeding in the part of Manager is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by Manager and constitutes a legal, valid and binding obligation of Manager, enforceable in accordance with its terms.

               (c) The execution, delivery and performance of this Agreement by Manager will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law; (ii) require any consent under, conflict with, constitute a default under, or otherwise violate the terms of any agreements, instruments or other obligations to which Manager is a party or by which it or any of its property may be bound or affected; or
(iii) require any consent or approval by, notice to or registration with any governmental authority. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, Manager shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

        6. Representations, Warranties and Covenants of STAR. STAR hereby represents, warrants and covenants to Manager as follows:

               (a) STAR and each Operating Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own and operate the business which it intends to operate.

               (b) STAR has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by STAR and no other action or proceeding on the part of STAR is necessary to authorize this Agreement or the performance thereof. This Agreement has been duly and validly executed and delivered by STAR and constitutes a legal, valid and binding obligation of STAR, enforceable in accordance with its terms.

               (c) The execution, delivery and performance of this Agreement by STAR will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any order, injunction, rule, regulation or law; (ii) require any consent under, conflict with, constitute default under, or otherwise violate the terms of any agreements, instruments or other obligations to which STAR is a party or by which it or any of its property may be bound or affected; or (iii) require any consent or approval by, notice to or registration with any governmental author it. In the event at any time during the term of this Agreement any consents, approvals, notices or registrations are required in connection with the performance of this Agreement, STAR shall take all necessary and appropriate steps to obtain or file such consents, approvals, notices or registrations.

        7. No Right to Participate in Management; Independent Contractors. This Agreement shall not be construed to grant Manager any right to control or participate in the management or financial decisions of STAR or the Operating Companies in the ordinary course of business. In the rendition of the Services, Manager shall provide the Services based upon compliance with policies and procedures established by the Board of Directors and officers of STAR or the Operating Companies. STAR and Manager agree that, with respect to the subject matter of this Agreement, neither party is an agent, employee or representative of the other and that nothing contained herein shall be construed to create an agency, employment or representative relationship or a relationship of partners or joint venturers.

        8. Indemnification. Subject to the other terms and conditions hereof, STAR agrees to indemnify and hold harmless Manager, and Manager agrees to indemnify and hold harmless STAR (as the context requires, the "Indemnifying Party" and the "Indemnified Party") of and from any and all claims, demands, causes of action, liabilities, judgments, losses, deficiencies and expenses, including court costs and reasonable attorneys' fees) incurred by the Indemnified Party and arising out of or in any manner, directly or indirectly, relating to the performance by the Indemnified Party of its obligations hereunder (other than and excluding the respective indemnification obligations under this Section) or relating to any act or omission of the Indemnifying Party's employees or agents. Anything herein to the contrary notwithstanding, no party shall be obligated to indemnify any other party hereto with respect to any expenses, loss or damages incurred by the Indemnified Party to the extent that the Indemnified Party has insurance coverage with respect to such expenses, loss or damages.

        9. General Terms.

               (a) This Agreement shall not be assignable by any party, in whole or in part, without the prior written consent of any other affected party.

               (b) This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof. except as otherwise expressly provided herein, this Agreement may not be changed, modified or amended except in a writing signed by the affected parties. All previous negotiations and understandings among the parties are merged into this Agreement, and there are no warranties, agreements or understandings, express or implied, except such as are expressly set forth herein.

               (c) Any notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered, delivered by facsimile or overnight courier, or if mailed by certified or registered mail, postage prepaid and return receipt requested, addressed as set forth hereinafter (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

        To Manager:                 CKE RESTAURANTS, INC.
                                    1200 North Harbor Boulevard
                                    Anaheim, California 92803
                                    Attention:  General Counsel

        To STAR or any
        Operating Company:          STAR BUFFET, INC.
                                    440 Lawndale Drive
                                    Salt Lake City, Utah 84115-2197
                                    Attention: Ted Abajian

               (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, wherever the context admits or requires.

               (e) This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

               (f) Any waiver of any provision of this Agreement by either party may be made only by written notice to the other. No waiver of any breach or default hereunder shall be deemed to constitute a waiver of any other breach or default not of the same breach or default on a future occasion.

               (g) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above written.

                                        CKE RESTAURANTS, INC.

                                        By:
                                           -------------------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                      --------------------------

                                        STAR BUFFET, INC.

                                        By:
                                           -------------------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                      --------------------------

                                    EXHIBIT A

                               OPERATING COMPANIES

                         Summit Family Restaurants, Inc.
                              HTB Restaurants, Inc.